UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2019

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	PEI	New York Stock Exchange
Preferred Shares	PEIPrB	New York Stock Exchange
Preferred Shares	PEIPrC	New York Stock Exchange
Preferred Shares	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On September 26, 2019, Pennsylvania Real Estate Investment Trust (the “Company”) conveyed one of its non-core malls, the Wyoming Valley Mall (the “Mall”), to the lender of the mortgage loan secured by the Mall (the “Loan”). As previously disclosed, in connection with an anchor trigger event and notice of default on the Loan, we had agreed with the lender to jointly market the property for sale for a stipulated period of time, and we expected, if the Mall was not sold, to convey the Mall to the lender by deed in lieu of foreclosure. The lender’s recourse with respect to the Loan was limited to foreclosing on the Mall, and the Company had not guaranteed the payment of principal or interest on the Loan.

The Loan had a balance of approximately $72.8 million as of September 26, 2019. As a result of the transfer, having previously recognized an asset impairment loss of approximately $32.2 million on the value of the Mall, the Company expects to record a gain of approximately $30 million in the quarter ending September 30, 2019. The estimated gain was not taken into account in the Company’s July 30, 2019 GAAP net income or FFO guidance for the year ending December 31, 2019.

Forward Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contain certain “forward-looking statements” within the meaning of the federal securities laws that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect the Company’s current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, the Company’s business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants; current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions; our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; our ability to maintain and increase property occupancy, sales and rental rates; increases in operating costs that cannot be passed on to tenants; the effects of online shopping and other uses of technology on our retail tenants; risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets; our substantial debt and the liquidation preference of our preferred shares and our high leverage our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and ratio; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; and potential dilution from any capital raising transactions or other equity issuances. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 in the section entitled “Item 1A. Risk Factors,” our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the Securities and Exchange Commission. The Company does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: September 26, 2019	By:	/s/ Lisa M. Most
Lisa M. Most
Senior Vice President, Secretary and General Counsel